SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant  X

Check the appropriate box:

      Preliminary Proxy Statement             Confidential, for Use of the
      Definitive Proxy Statement              Commission Only (as permitted by
      Definitive Additional Materials         Rule 14a-6(e)(2))
X     Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

             PROMETHEUS INCOME PARTNERS, a California limited partnership
                 (Name of Registrant as Specified in Its Charter)

            PROMETHEUS DEVELOPMENT CO., INC., a California corporation
      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X     No fee required.

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
      11.

(1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total Fee Paid:

      Fee paid previously with preliminary materials:

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date File


                        PROMETHEUS DEVELOPMENT CO., INC.
                              350 Bridge Parkway
                          Redwood City, Ca 94065-1517
                               (650) 596-5393

                                                        November 22, 2000

To: 	The Limited Partners of Prometheus Income Partners

In June 2000, Prometheus Income Partners (the "Partnership") advised you of its intent to hold a meeting of the Limited Partners of the Partnership to address a proposal pursuant to which PIP Partners-General, LLC, which is an affiliate of the Partnership's General Partner, would acquire by way of merger all of the outstanding limited partner units not now owned by it. As originally proposed, if the merger were approved and consummated, each Limited Partner would receive $1,200 in cash for each Limited Partner Unit they hold. The parties have continued to pursue this transaction by filing requisite preliminary proxy and related materials with the Securities and Exchange Commission and by taking other actions to facilitate the proposed transaction. However, in light of better than anticipated financial results for the first nine months of fiscal 2000, PIP Partners-General has decided to obtain appraisals of each of the Partnership's two properties, at its expense, in order better to assess the fairness of the proposed merger terms. While it is the current intent of these parties to proceed with the proposed merger, the parties may proceed with the transaction on the same or different terms, or may determine not to proceed at all, depending on the outcome of those appraisals. If the parties determine to proceed, the appraisals will be included in the proxy materials to be provided to you.

Preliminary proxy statements have been filed with the Securities and Exchange Commission. If the parties determine to proceed with the merger, a definitive proxy statement will be filed with the Securities and Exchange Commission and distributed to Limited Partners with a proxy card for Limited Partners to execute and return. In such event, read the definitive proxy statement when you receive it because it will contain important information that expands upon and clarifies the information contained in this letter. You can also obtain a preliminary version of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement to be provided to you will provide further information with respect to the proxy solicitation and the proposed merger, including a detailed list of the participants in the proxy solicitation as well as a description of their direct or indirect interests in the Partnership. Upon request, once they become available, the General Partner will provide you for free with a Proxy Statement, the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, copies of each of which previously have been sent to each of the limited partners, and the Amended and Restated Agreement and Plan of Merger dated as of September 29, 2000.

On behalf of the General Partner, I thank you for your patience and support and appreciate your consideration of these matters.

                                Prometheus Development Co., Inc., a California corporation

                                    /s/ John J. Murphy
                                By: John J. Murphy
                                Title: Vice President